Exhibit 99.1

Boundless Bio Reports First Quarter 2026

Financial Results and Business Highlights

Enrollment proceeding in KOMODO-1 first-in-human clinical trial of BBI-940

$93 million in cash provides runway through expected clinical proof-of-concept readout for KOMODO-1

SAN DIEGO, May 8, 2026 – Boundless Bio (Nasdaq: BOLD), a clinical-stage oncology company interrogating extrachromosomal DNA (ecDNA) biology to deliver transformative therapies to patients with previously intractable oncogene amplified cancers, today announced financial results and business highlights for the fiscal quarter ended March 31, 2026.

“We are encouraged by the progress of the KOMODO-1 trial," said Zachary Hornby, President and Chief Executive Officer of Boundless Bio. “We continue to expand the body of evidence supporting BBI-940’s kinesin degradation mechanism, with our recent AACR poster demonstrating anti-tumor activity and tumor regression across multiple ecDNA+ cancer models. These findings further strengthen our confidence in the therapeutic potential of BBI-940 as we advance the program through a first-in-human clinical trial.”

Business Highlights and Upcoming Milestones

BBI-940 Novel Kinesin Degrader Clinical Program

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Enrollment is ongoing in KOMODO-1 (Kinesin Oral Molecular Degrader for Oncology-1), a first-in-human clinical trial of BBI-940 in patients with estrogen receptor positive and human epidermal growth factor receptor 2 negative (ER+/HER2-) breast cancer who have progressed following treatment with a cyclin-dependent kinase 4 and/or 6 (CDK4/6) inhibitor plus endocrine therapy, as well as patients with triple-negative breast cancer luminal androgen receptor subtype (TNBC-LAR).
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Initial safety and efficacy clinical proof-of-concept data are expected within the Company’s existing cash runway timeline.

Validating Kinesin Degradation Data Presented at 2026 AACR Annual Meeting

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In vitro and in vivo study data were presented at the American Association for Cancer Research (AACR) Annual Meeting 2026, which demonstrated that genetic depletion and pharmacologic degradation of a novel kinesin (Kinesin) cause ecDNA mis-segregation, ecDNA reduction, and reduced viability of ecDNA positive (ecDNA+) cancer cells.
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Further, selective degradation of Kinesin in a panel of tumor cell lines demonstrated sensitivity across multiple tumor types, including 32% of breast cancer cell lines, including those positive for ecDNA and FGFR1 gain. This molecularly defined subgroup for Kinesin degradation sensitivity was further validated in vivo with demonstrated monotherapy tumor regressions in an ecDNA+ TNBC-LAR model, and significant antitumor activity as monotherapy and in combination with fulvestrant in an ecDNA+/FGFR1+ ER+ breast cancer model.

First Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and short-term investments totaled $92.8 million as of March 31, 2026. The Company expects its cash to fund operations into the second half of 2028.
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Research and Development (R&D) Expenses: R&D expenses were $9.7 million for the first quarter of 2026 compared to $12.1 million for the same period in 2025.
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General and Administrative (G&A) Expenses: G&A expenses were $4.7 million for the first quarter of 2026 compared to $5.2 million for the same period in 2025.
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Net Loss: Net loss totaled $13.6 million for the first quarter of 2026 compared to $15.8 million for the same period in 2025.

About Boundless Bio

Boundless Bio is a clinical-stage oncology company dedicated to unlocking a new paradigm in cancer therapeutics that addresses the significant unmet need in patients with oncogene amplified tumors. Boundless Bio’s research focuses on extrachromosomal DNA (ecDNA), a root cause of oncogene amplification observed in 14% to 17% of cancer patients. Boundless Bio is developing BBI-940, a potentially first-in-class, oral, selective Kinesin degrader as an ecDNA-directed therapeutic candidate (ecDTx). Boundless Bio is headquartered in San Diego, California.

For more information, visit https://boundlessbio.com/and follow us on LinkedIn and X.

Forward-Looking Statements

Boundless Bio, Inc. (the Company) cautions you that statements contained in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “would,” “target,” or “will” or the negative of these terms or other similar expressions. Forward-looking statements are based on the Company’s current beliefs and expectations and include but are not limited to statements regarding: plans to continue enrollment in and advance the KOMODO-1 trial through initial clinical proof-of-concept data; the expected timing of an initial clinical proof-of-concept readout from the KOMODO-1 trial; the significance of data from preclinical studies of BBI-940; the Company’s cash runway and the sufficiency thereof to fund operations through the anticipated initial clinical proof-of-concept readout from the KOMODO-1 trial; the potential safety and therapeutic benefits of BBI-940 as a monotherapy and in combination with fulvestrant; and BBI-940’s potential to become a first-in-class drug product. The Company’s actual results and performance may differ materially from those expressed or implied in any forward-looking statement due to substantial known and unknown risks and uncertainties, including, without limitation: potential delays in the enrollment, data readouts, or completion of clinical trials or in regulatory submissions and responses; the Company may use its capital resources sooner than it expects; the Company may be unable to obtain necessary additional funding when needed, on acceptable terms, or at all; the Company is early in its development efforts and its approach to discover and develop ecDTx to treat oncogene amplified cancers is novel and unproven; clinical and preclinical development of therapeutics involves a lengthy and expensive process with inherently uncertain timelines and outcomes; results from preclinical studies or early clinical trials not necessarily being predictive of future results; unexpected adverse side effects or other safety risks or inadequate efficacy of the Company’s ecDTx that may delay or limit their development, regulatory approval, and/or commercialization; the Company’s ability to retain key personnel; the Company’s dependence on third parties in connection with clinical trials, preclinical studies, and manufacturing; the Company may expend its limited resources to pursue a particular ecDTx or combination therapy and fail to capitalize on ecDTx with greater development or commercial potential; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to its competitors, including the results of studies or regulatory determinations relating to its competitors; regulatory and healthcare reform developments in the United States and foreign countries; disruptions or changes at the U.S. Food and Drug Administration (FDA) or other government agencies that limit the FDA’s ability to perform routine activities or function in the normal course or impact the regulatory approval pathway or commercial potential for the Company’s ecDTx; the Company’s ability to obtain, maintain, defend, and enforce patent or other intellectual property protection for its ecDTx and technology; macroeconomic and geopolitical events and conditions, including international trade policies and tariffs, military conflicts, inflation, supply chain disruptions, market volatility, slowed economic growth or recession; and other risks described in the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

James Lee, Boundless Bio

jlee@boundlessbio.com

Jon Nugent, THRUST
jon@thrustsc.com

Media Contact:

Carly Scaduto, THRUST

carly@thrustsc.com

BOUNDLESS BIO, INC.
Financial Information (Unaudited)

Condensed Statements of Operations Data:	Three months ended March 31,
(In thousands, except per share amounts)	2026	2025
Operating expenses:
Research and development	$9,734	$12,138
General and administrative	4,741	5,203
Total operating expenses	14,475	17,341
Loss from operations	(14,475)	(17,341)
Other income, net:
Interest income	920	1,585
Other expense	—	(2)
Total other income, net	920	1,583
Net loss	$(13,555)	$(15,758)
Net loss per share, basic and diluted	$(0.60)	$(0.71)
Weighted-average shares used in calculation	22,407	22,300

Condensed Balance Sheet Data:	March 31,	December 31,
(In thousands)	2026	2025
Cash, cash equivalents, and short-term investments	$92,847	$107,581
Total assets	$140,970	$157,059
Total liabilities	$54,587	$58,405
Accumulated deficit	$273,224	$259,669
Total stockholders' equity	$85,033	$97,074
Working capital (1)
__________
(1) We define working capital as current assets less current liabilities.